UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
SECURITIES EXCHANGE ACT OF 1934
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PDC 2005-A Limited Partnership

(Name of Registrant as Specified In Its Charter)

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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 31, 2011
PDC 2005-A LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

West Virginia	000-51309	20-2088347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1775 Sherman Street, Suite 3000 Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)
Registrant’s telephone number, including area code: (303) 860-5800
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Item 8.01 Other Events.
     PDC 2005-A Limited Partnership (the “Partnership”) has reported that a special meeting of limited partners of the Partnership was held at 1775 Sherman Street, Suite 3000, Denver, Colorado 80203 on March 25, 2011 at 10:00 a.m., Mountain time, at which the limited partners (not including Petroleum Development Corporation (“PDC”) and its affiliates) approved a proposal to adjourn such special meeting. The meeting had been called for such limited partners to vote on (i) an amendment to the Partnership’s partnership agreement that would grant such limited partners an express right to vote to approve merger transactions and (ii) the Agreement and Plan of Merger, dated as of November 16, 2010 (the “Merger Agreement”), by and among the Partnership, PDC and DP 2004 Merger Sub LLC, and the transactions contemplated thereby. In order to allow time for the further solicitation of proxies from the limited partners, the meeting was adjourned until Friday, May 27, 2011, at 10:00 a.m., Mountain time, at which time the general partner of the Partnership intends to reconvene such special meeting at the same location. No other business was conducted at the meeting prior to its adjournment.
     Investors holding limited partner interests in the Partnership should refer to the definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on February 4, 2011 and mailed to investors on February 7, 2011 for more information about the matters to be considered at the reconvened special meeting. PDC has re-evaluated the merger consideration agreed to in the Merger Agreement and has proposed to offer supplemental merger consideration to the investors in the Partnership’s limited partner interests. PDC expects to send those investors a proxy supplement that provides information relating to the increased merger consideration and also includes year-end financial statements and the Partnership’s 2010 year-end reserve report. Although there is no assurance of the likelihood or timing of the completion of the SEC proxy disclosure review process or whether the Partnership will obtain the necessary approvals from its limited partners, PDC expects to mail such proxy supplement in late April or early May 2011.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PDC 2005-A LIMITED PARTNERSHIP
	By:	PETROLEUM DEVELOPMENT
CORPORATION, its Managing
General Partner

Date: March 31, 2011	By:	/s/ Daniel W. Amidon
		Name:	Daniel W. Amidon
		Title:	General Counsel and Secretary